Exhibit 99.4

White Claw Colorado City, LLC

Financial Statements

as of June 30, 2022 and 2021 and for the

six months ended June 30, 2022 and for

the period April 24, 2021 (Inception) to

June 30, 2021

White Claw Colorado City, LLC

Table of Contents

Independent Accountants’ Review Report	1-2

Balance Sheets as of June 30, 2022 and 2021	3

Statements of Operations for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021	4

Statements of Members’ Equity for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021	5

Statements of Cash Flows for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021	6

Notes to the Financial Statements	7-11

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INDEPENDENT ACCOUNTANTS’ REVIEW REPORT Management White Claw Colorado City, LLC Dallas, Texas

We have reviewed the accompanying financial statements of White Claw Colorado City, LLC (a limited liability company), which comprise the balance sheets as of June 30, 2022 and 2021 and the related statements of operations, members’ equity, and cash flows for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are responsible to be independent of White Claw Colorado City, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

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Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Related-Party Transactions

As discussed in Notes 3 and 4 to the accompanying financial statements, all revenues are derived from an entity in which the Company’s manager also controls. Our conclusion is not modified with respect to that matter.

Shreveport, Louisiana

October 11, 2022

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White Claw Colorado City, LLC

Balance Sheets

as of June 30, 2022 and 2021

	6/30/2022	6/30/2021
Assets
Current assets
Cash	$39,802	$0
Accounts receivable, Note 2	480,972	0
Prepaid expenses	60,384	0
Total current assets	581,158	0

Property and equipment, Note 2
China Grove Station	2,541,518	2,541,518
Less: accumulated depreciation	(296,511)	(41,667)
Total property and equipment, net	2,245,007	2,499,851

Other assets
Deposits	72,313	0
Total other assets	72,313	0

Total assets	2,898,478	2,499,851

Liabilities and members' equity
Current liabilities
Trade payables	147,855	0
Current portion of lease obligation, Note 5	187,147	0
Total current liabilities	335,002	0
Maxus lease obligation - less current portion, Note 5	2,106,212	0
Members' equity	457,264	2,499,851
Total liabilities and member's equity	$2,898,478	$2,499,851

See independent accountants' review report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statements of Operations

for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021

	6/30/2022	6/30/2021
Revenues
Storage lease income	$720,000	$0
Reimbursed expenses - related party	30,972	0
Total revenues	750,972	0

Operating expenses
Reimbursed expenses - related party	30,972	0
Bank service charges	32	0
Depreciation	129,844	41,667
Professional fees	18,014	0
Total operating expenses	178,862	41,667

Income (loss) from operations	572,110	(41,667)

Other income (expense)
Interest expense	(152,264)	0
Total other expense	(152,264)	0
Net income (loss)	$419,846	$(41,667)

See independent accountants' review report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statements of Members' Equity

for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021

Balance, April 24, 2021	$0
Net loss	(41,667)
Members' contributions	2,541,518
Balance June 30, 2021	2,499,851

Balance, December 31, 2021	1,600,190

Net income	419,846
Members' contributions	237,650
Members' distributions	(1,800,422)
Balance, June 30, 2022	$457,264

See independent accountants' review report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Statements of Cash Flows

for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2021

	6/30/2022	6/30/2021
Cash flows from operating activities
Net income (loss)	$419,846	$(41,667)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	129,844	41,667
Amortization of financing fees	8,240
(Increase) decrease in:
Accounts receivable	(208,537)	0
Prepaid expenses	(60,384)	0
Increase (decrease) in: Accounts payable	55,843	0
Net cash provided by operating activities	344,852	0

Cash flows from financing activities
Repayments on financing arrangements	(93,168)	0
Members' contributions	237,650	0
Members' distributions	(1,800,422)	0
Net cash used in investing activities	(1,655,940)	0
Net decrease in cash and cash equivalents	(1,311,088)	0
Beginning cash and cash equivalents	1,350,890	0
Ending cash and cash equivalents	39,802	0
Supplemental disclosure of cash flow information
Cash paid for interest	$144,024	$0
Supplementary non-cash investing and financing activities
Member contribution of property and equipment	$0	$2,541,517

See independent accountants' review report and accompanying notes to the financial statements.

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White Claw Colorado City, LLC

Notes to the Financial Statements

(1)	Nature of Business

White Claw Colorado City, LLC (the “Company”) is a privately held, limited liability company and is primarily engaged in the business of crude oil storage. The Company operates a crude oil, natural gas liquids, condensate, and liquid hydrocarbon receipt, throughput, processing, blending, and delivery terminal, commonly known as the China Grove Station (the “China Grove Station”), located in Colorado City, Texas.

(2)	Summary of Significant Accounting Policies

Basis of accounting – The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Basis of presentation and use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents - Cash and cash equivalents includes all cash on hand and cash on deposit with maturities of less than three months.

Accounts receivable – All of the Company’s accounts receivable are from one customer, White Claw Crude, LLC (“WCC”), a related party (Note 4). All accounts receivable are generated from monthly lease payments due for the storage of crude oil and monthly reimbursable operating expenses, in accordance with the Oil Storage Agreement (“OSA”). Accounts receivable are recorded at net realizable value and therefore, no reserve has been recorded as management considers such receivables to be fully collectible. Upon management’s determination of uncollectability, such amounts would be written off directly through bad debt expense.

Property and equipment – Property and equipment is stated at cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Depreciation expense related to property and equipment was $129,844 and $41,667 for the six months ended June 30, 2022 and for the period from April 24, 2021 (Inception) to June 30, 2021, respectively.

Routine maintenance and repairs are charged to operating expense, while costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of income.

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White Claw Colorado City, LLC

Notes to the Financial Statements

(2)	Summary of Significant Accounting Policies – (continued)

Asset retirement obligations – Under ASC 410-20, Asset Retirement and Environmental Obligations – Asset Retirement Obligations, which relates to accounting requirements for costs associated with legal obligations to retire tangible, long-lived assets, the Company records an Asset Retirement Obligation (“ARO”) at fair value in the period in which it is incurred by increasing the carrying amount of the related long-lived asset. In each subsequent period, liability is accreted over time towards the ultimate obligation amount and the capitalized costs are depreciated over the useful life of the related asset. The Company did not identify any significant or material cost after review; thus, no ARO obligation is recorded for the six months ended June 30, 2022 and for the period April 24, 2021 (Inception) to June 30, 2022.

Impairment of long-lived assets - Long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews all material assets annually for possible impairment. If such assets are considered to be impaired, the impairment recognized is measured as the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. No impairment was considered necessary for the six months ended June 30, 2022 and for the period from April 24, 2021 (Inception) to June 30, 2021.

Revenue recognition – All of the Company’s revenues are generated from the rental of oil storage space at the China Grove Station and the reimbursement of operating expenses in accordance with the OSA.

The Company recognizes oil storage lease income monthly on a straight-line basis over the life of the lease. Reimbursed expense income is recognized as the related expenses are incurred.

Financing fees – Financing fees represent costs incurred in relation to the Maxus lease obligation (see Note 5). Such costs have been deferred and are being amortized on a straight-line basis over the five-year term of the related obligation. The Maxus lease obligation, net of current portion is recorded on the accompanying balance sheet net of unamortized debt issuance costs. A total of$8,240 and $0 have been amortized to interest expense for the six months ended June 30, 2022 and for the period from April 24, 2021 (Inception) to June 30, 2021, respectively.

Income taxes – The Company is treated as a partnership for federal and state income tax purposes. As such, the Company does not pay income taxes, as any income or loss and credits are included in the tax returns of the members. Accordingly, no provision has been made for income taxes in the consolidated financial statements.

Under the provisions of FASB ASC 740-10, the Company records a liability for uncertain tax positions when probable that a loss has been incurred and the amount can be reasonably estimated. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(2)	Summary of Significant Accounting Policies – (continued)

Subsequent events – Management of the Company has evaluated subsequent events, for recognition and disclosure, through October 11, 2022, the date the financial statements were available to be issued. See Note 7.

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White Claw Colorado City, LLC

Notes to the Financial Statements

(3)	Major Customers and Concentration of Credit Risk

The Company’s only customer is WCC. WCC accounts for the entire balance of accounts receivable as of June 30, 2022 and for all the Company’s revenues for the six months ended June 30, 2022. Additionally, the Company and WCC operate in the crude oil industry. The industry concentration has the potential to impact the Company’s overall exposure to credit risk in that its customer may be similarly affected by changes in economic, industry or other conditions. There is risk that the Company would not be able to identify and access replacement markets at comparable margins.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to certain limits. The Company has not experienced any losses in such accounts.

(4)	Related-Party Transactions

As disclosed in Notes 2 and 3, the Company’s only customer is WCC. The Company shares common ownership with WCC and is controlled by and shares the same Manager, James H. Ballengee (“Ballengee”).

Originally effective January 1, 2021, and later amended with an effective date of October 1, 2021, the Company and WCC entered into an OSA. The OSA provides that WCC store crude oil, condensate, natural gas liquids, and constituent liquid hydrocarbons (“Product”) at the China Grove Station until expiration of the lease on December 31, 2031.

The OSA provides that WCC make monthly lease payments to the Company in an amount equal to the greater of (a) the Minimum Volume Commitment (“MVC”), which is 120,000 barrels of Product multiplied time fifty cents ($0.50) per barrel (the “Rate”), or $60,000 or (b) the average daily volume of Product stored at the China Grove Station multiplied by the applicable Rate. Additionally, the OSA requires that WCC reimburse the Company for certain operating expenses.

The OSA also calls for a $0.25 per barrel increase in the Rate upon occurrence of the China Grove Station either being directly or indirectly physical connected by bi-directional pipeline to the facilities of Medallion Midstream, LLC, or its successors, at or near Colorado City, Texas (the “Connection Event”). As of the date the financial statements were available to be issued, the Connection Event has not occurred, and it is not currently known when or if it will occur.

(4)	Related-Party Transactions – (continued)

During the six months ended June 30, 2022, the Company installed an additional treatment facility thereby raising storage capacity. As a result, the OSA was amended effective April 1, 2022, to increase the Rate to $1.25 per barrel.

Following are future minimum lease payments required by year under the OSA (including the subsequent Rate increase effective April 1, 2022) for each of the next five years and thereafter:

Twelve months ended June 30, 2023	1,800,000
Twelve months ended June 30, 2024	1,800,000
Twelve months ended June 30, 2025	1,800,000
Twelve months ended June 30, 2026	1,800,000
June 30, 2026 and thereafter	9,900,000
Totals	$17,100,000

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White Claw Colorado City, LLC

Notes to the Financial Statements

During the six months ended June 30, 2022, revenues from WCC totaled $750,972, which includes $720,000 and $30,972 of lease income and reimbursed expenses, respectively. There were no revenues received by the Company during the period from April 24, 2021 (Inception) to June 30, 2021 as the OSA did not officially commence until October 1, 2021.

The Company is also party to various guarantees and cross-default agreements with multiple related parties of which also share common ownership and are controlled and managed by Ballengee. More specifically, the Company’s Maxus lease obligation (see Note 5) is guaranteed by Ballengee personally, its majority member – Jorgan Development LLC, and related entities that share common ownership and are managed by Ballengee – Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, Silver Fuels Delhi, LLC, Silver Fuels Processing, LLC, Silver Fuels, LLC, and WCC.

(5)	Financing Arrangement

On December 28, 2021, the Company entered into a sale and leaseback transaction with Maxus Capital Group, LLC (“Maxus”). The Company assigned the China Grove Station to Maxus for consideration of $2,500,000 and entered into a lease agreement to lease the China Grove Station back from Maxus for 60 monthly payments of $39,313. At the end of the lease term, the Company has an option to purchase the China Grove Station back from Maxus at 35% of the original cost, or $875,000. The Company has pledged 100% of its interests in accounts receivable as collateral for the lease obligation.

The Company is required to make minimum cash reserve payments of at least $16,100 each month in addition to the base lease payments until Maxus has received $471,756. The cash reserve payments are to be used in the event of default by the Company. As of June 30, 2022 and 2021, there was no reserve cash balance as payments began in July, 2022.

(5)	Financing Arrangement – (continued)

The terms of the lease agreement, including the Company’s option to purchase the China Grove Station from Maxus at the end of the lease term, preclude the Company from using sale and leaseback accounting treatment in accordance with FASB ASC 842-40. As such, the transaction is being accounted for as a financing arrangement, whereby the Company does not record a sale or derecognize the China Grove Station. The Company continues to record depreciation expense on the China Grove Station and has recorded a financial liability due to Maxus (shown as Maxus lease obligation in accompanying balance sheet).

The Company is using an imputed interest rate of 11.716% for the lease obligation, which results in the carrying value of the financial liability equating the estimated book value of the China Grove Station at the end of the lease term and the date at which the Company may exercise its buy-back option.

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White Claw Colorado City, LLC

Notes to the Financial Statements

Future minimum lease payments for each of the next five years under the Maxus lease obligation and a reconciliation of undiscounted cash flows to the balance of the lease obligation as of June 30, 2022 on the accompanying balance sheet are as follows:

Twelve months ended June 30, 2023	432,443
Twelve months ended June 30, 2024	471,756
Twelve months ended June 30, 2025	471,756
Twelve months ended June 30, 2026	471,756
Twelve months ended June 30, 2027	235,878
Total minimum lease payments	2,083,589
Less: amount representing interest	(966,070)
Present value of net minimum payments	1,117,519
Add: carrying value of lease obligation at end of lease term	1,250,000
Total lease obligation	2,367,519
Less: unamortized financing fees	(74,160)
Total lease obligation, less unamortized financing fees	2,293,359
Less: current portion	(187,147)
Total lease obligation, less current portion	$2,106,212

(6)	Risks and Uncertainties

In response to the COVID-19 pandemic, many state and local governments instituted restrictions that substantially limited the operations of non-essential businesses and the activities of individuals. While some of these restrictions have been eased, there is still significant uncertainty around the extent and duration of those still in place and the possibility for restrictions to be increased again in the future. The extent to which the pandemic will impact the Company’s financial results in the coming periods depends on future developments, including where there are additional outbreaks of COVID-19 and the actions taken to contain or address the virus. The Company cannot reasonably estimate the overall length or severity of this pandemic, which if prolonged for a longer duration, could potentially have a material impact to the financial statements.

(7)	Sale of Membership Interests and Subsequent Event

On June 15, 2022, the Company’s members, Jorgan Development, LLC and JBAH Holdings, LLC, entered into a membership purchase agreement (MPA) with Vivakor, Inc. to sell 100% of its membership interests in the Company. This transaction closed subsequent to June 30, 2022 on August 1, 2022.

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